As filed with the Securities and Exchange Commission on May 27, 2022
Registration No. 333-263985
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MODIV INC.
(Exact name of registrant as specified in its charter)
Maryland	47-4156046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
120 Newport Center Drive
Newport Beach, CA 92660
(888) 686-6348
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Aaron S. Halfacre
President and Chief Executive Officer
Modiv Inc.
120 Newport Center Drive
Newport Beach, CA 92660
(888) 686-6348
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Mark D. Stern, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No 333-263985) (the “Registration Statement”) of Modiv Inc. (the “Company”) is being filed solely to file a revised consent of Baker Tilly US, LLP, the Company’s independent registered public accounting firm, as Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this Explanatory Note, Item 16 of Part II of the Registration Statement, the signature page and Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.	Exhibits.
The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:
Number	Description
1.1*	Form of Underwriting Agreement
2.1
Agreement and Plan of Merger dated as of September 19, 2019, by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, Rich Uncles Real Estate Investment Trust I and Katana Merger Sub (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

2.2
Contribution Agreement dated as of September 19, 2019 by and among Rich Uncles NNN Operating Partnership, LP, RW Holdings NNN REIT, Inc., BrixInvest, LLC and Daisho OP Holdings, LLC (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

3.1
Articles of Amendment and Restatement of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on July 8, 2021)

3.2
Amended and Restated Bylaws of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 2, 2021)

3.3
Articles Supplementary designating 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on September 17, 2021)

4.1
Second Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on February 15, 2022)

4.2*	Form of Warrant
4.3*	Form of Warrant Agreement
4.4*	Form of Right Certificate
4.5*	Form of Rights Agreement
4.6*	Form of Unit Agreement
4.7*	Form of Unit Certificate
5.1***	Opinion of Venable LLP
8.1***	Tax opinion of Morris, Manning & Martin, LLP
23.1**	Consent of Baker Tilly US, LLP
23.2***	Consent of Venable LLP (included in Exhibit 5.1)
23.3***	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
24.1***	Power of Attorney (included on the signature page to the initial filing of this Registration Statement)
107***	Filing fee table
*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities
**	Filed herewith
***	Filed previously
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May 27, 2022.
MODIV INC.

By:	/s/ Aaron S. Halfacre
Aaron S. Halfacre
Chief Executive Officer, President and Director (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Aaron S. Halfacre	Chief Executive Officer, President and Director (Principal Executive Officer)	May 27, 2022
Aaron S. Halfacre

/s/ Raymond J. Pacini	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	May 27, 2022
Raymond J. Pacini

/s/ Sandra G. Sciutto	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 27, 2022
Sandra G. Sciutto

*	Non-Executive Chairman of the Board and Director	May 27, 2022
Adam S. Markman

*	Director	May 27, 2022
Asma Ishaq

*	Director	May 27, 2022
Kimberly Smith

*	Director	May 27, 2022
Curtis B. McWilliams

*.	Director	May 27, 2022
Thomas H. Nolan, Jr.

*	Director	May 27, 2022
Connie Tirondola
* By:	/s/ Raymond J Pacini
Raymond J. Pacini
Attorney-in-fact
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